UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 10, 2017
(Date of earliest event reported:  May 8, 2017)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dennis L. Fink, as previously disclosed In a Form 8-K filed July 8, 2016, notified the Company on his 65th birthday of his intention to retire. He agreed at that time to remain with Havertys until his successor could be named and to assist in an orderly transition.

The Compensation Committee of the Board of Directors at the time of its January 30, 2017 meeting granted equity and cash incentives to Havertys' executive officers, but no grants were made to Mr. Fink due to his impending retirement. The Company announced on April 18, 2017 the hiring of a new executive vice president and chief financial officer to be effective May 4, 2017 and that Mr. Fink would remain with Havertys as executive vice president, finance until mid-August.

The Compensation Committee approved on May 9, 2017 cash incentive plans for Mr. Fink consistent in structure with those established for the Company's executive officers (described below) at its January 30, 2017 meeting.

2017 Executive Officer Cash Incentive Plans:  The incentive plans (the "Plans" or "MIP I" or "MIP II") determine 2017 cash incentives pursuant to the Company's 2014 Long Term Incentive Plan. Participants are eligible to receive a target payout amount from the combined Plans of 60% of their 2017 annual base salary.  The MIP I Plan covers 80% of the target payout.  The MIP I sets goals of pre-tax earnings on a quarterly and annual basis.  Participants will begin to earn the incentive pay once at least 80% of a goal is met increasing up to 125% of the pre-tax goal.  There is a 3% change in the incentive pay earned for every 1% increase or decrease in actual pre-tax earnings versus the goal with the incentive pay potential ranging from 40% to 175% of the earnings target payout amount.  Pre-tax earnings for comparison to the goal will be that amount reported in the annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable. The MIP II Plan, which does not provide for above target payouts, covers the remaining 20% of the potential target payout.  The MIP II Plan is earned for achieving additional performance criteria or specific projects or initiatives as approved by the Compensation Committee.  The Compensation Committee has discretion in the administration of the Plans.

Mr. Fink will earn incentive pay under the MIP I based on the achievements of the quarterly pre-tax earnings goals for the first and second quarters of 2017, together representing 14% of target payout for the year. Payout under the MIP II Plan will be determined as approved by the Compensation Committee.  Cash incentives earned for all executive officers under the Plans, including any for Mr. Fink, will be made in February 2018 after certification by the Compensation Committee.

Item 5.07  Submission of Matters to a Vote of Security Holders
(a)     On May 8, 2016, Havertys held its annual meeting of stockholders. In the election of directors, the holders of shares of Class A common stock and common stock vote as separate classes in accordance with the Company's Charter.  For all other matters, the holders of shares of common stock and Class A common stock vote together as a single class and holders of common stock are entitled to one vote for each share of stock and holders of Class A common stock are entitled to ten votes for each share of stock.  At the meeting of stockholders, a plurality of votes is required in the election of each class of directors and for all other matters approval requires an affirmative vote of a combined majority of the votes cast.

(b) Represented at the meeting in person or by proxy were 1,723,164 shares of Class A common stock, or approximately 94.9% of eligible Class A common stock, and 17,939,860 shares of common stock, or approximately 92.93% of eligible common stock shares.

     The final voting results for each proposal, each of which is described in greater detail in Havertys' definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2017, follow below:

Proposal 1:  Election of Class A common stock directors.:

The holders of Class A common stock elected all six director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

John T. Glover	1,579,135	—	144,029
Rawson Haverty, Jr.	1,579,091	44	144,029
L. Phillip Humann	1,579,135	—	144,029
Mylle Mangum	1,579,135	—	144,029
Clarence H. Smith	1,579,091	44	144,029
Al Trujillo	1,579,135	—	144,029

Proposal 1:  Election of common stock directors:

The holders of common stock elected all three director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

L. Allison Dukes	16,334,375	114,635	1,490,850
Vicki R. Palmer	16,160,137	288,873	1,490,850
Fred L. Schuermann	15,610,808	838,202	1,490,850

Proposal 2:   Approval of the Director Compensation Plan:

The stockholders approved the Director Compensation Plan.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Approval of the Director Compensation Plan	32,013,887	199,952	26,521	2,931,140

Proposal 3:   Advisory Vote on Our Named Executives' Compensation:

The stockholders voted "For" the advisory vote on our named executives' compensation.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Advisory Vote on Our Named Executives' Compensation	32,057,762	155,968	26,630	2,931,140

Proposal 4:   Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation:

The stockholders advisory vote was for a "Three Year" frequency of the stockholder vote on executive compensation. The voting results were as follows:

	1 Year	2 Years	3 Years	Abstain	Broker Non -Vote
Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation	10,697,777	2,369	21,538,036	2,178	2,931,140

Proposal 5:     Ratification of Grant Thornton LLP as our independent auditor:
The stockholders ratified the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2017.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratification of Grant Thornton LLP	35,165,661	5,486	353	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 10, 2017	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer